UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 7, 2008

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Actions

2007 Compensation.  On February 7, 2008, the Compensation, Human Resources and Management Succession Committee (“Committee”) of the Board of Directors reviewed and approved the payment of annual cash incentive awards to named executive officers pursuant to the Annual Incentive Plan (“AIP”), adopted under the Company’s shareholder-approved Key Management Incentive Plan.  The executive officers included Richard F. Smith, Chairman and Chief Executive Officer; Lee Adrean, Corporate Vice President and Chief Financial Officer; Kent E. Mast, Corporate Vice President and Chief Legal Officer; Coretha M. Rushing, Corporate Vice President and Chief Human Resources Officer; and Paul J. Springman, Corporate Vice President and Chief Marketing Officer.

Under the AIP, each named executive officer had a bonus target expressed as a percentage of base salary paid during the performance year. Bonus targets were 60% of base salary (100% for Richard F. Smith) and were based upon a review of competitive practices for each job level. Actual awards can range from 0% to 200% of target, depending on performance against pre-determined goals.  Goals for named executive officers with corporate-wide responsibilities included earnings per share, revenue and individual management objectives, weighted at 65%, 15% and 20%, respectively, of the targeted incentive.

The Committee approved the following 2007 AIP awards to the named executive officers: Mr. Smith, $2,019,960; Mr. Adrean, $365,604; Mr. Mast, $327,764; Ms. Rushing, $333,622; and Mr. Springman, $330,180.

2008 Compensation.  The Committee approved the following stock option grants effective February 8, 2008, to the following named executive officers pursuant to the Company’s shareholder-approved 2000 Stock Incentive Plan:  Mr. Smith, 125,000; Mr. Adrean, 31,000; Mr. Mast, 27,000; Ms. Rushing, 28,000; and Mr. Springman, 27,000.  The options are non-qualified, have a ten-year term and vest 33-1/3% on the first anniversary of the grant date and 33-1/3% on each of the next two grant date anniversaries if the holder remains employed by the Company on those dates or has retired, subject to acceleration in the event of a change in control and adjustment in certain events.  The named executive officers also were granted restricted stock units, as follows: Mr. Smith, 90,000; Mr. Adrean, 15,000; Mr. Mast, 10,000; Ms. Rushing, 12,000; and Mr. Springman, 10,000.  The restricted stock units will vest three years from the date of grant if the individual remains actively employed by the Company, unless the employment termination is due to retirement, death, disability or change in control, and subject to adjustment in certain events.

The Committee reviewed and approved 2008 financial objectives for corporate performance and the relative weightings of the financial and individual management objectives.  As in 2007, corporate financial objectives will include earnings per share and revenue, and the relative weightings and payout percentages at threshold, target and maximum goal attainment are unchanged from 2007.

The Committee on February 7th also approved the 2008 annual base salaries of the Company’s named executive officers [after a review of performance, competitive market data and the budget for merit-based salary increases].  The annual base salary levels for 2008 of the named executive officers are Mr. Smith, $1,450,000; Mr. Adrean, $456,750; Mr. Mast, $411,600; Ms. Rushing, $420,000; and Mr. Springman, $388,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/ Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and Chief Legal Officer

Date: February 13, 2008